Exhibit 99.6

SUSSEX BANCORP

FORM OF BENEFICIAL HOLDER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase common stock, no par value per share, of Sussex Bancorp (“Sussex”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

A. Number of Shares Being Purchased: _____________________

B. Total Subscription Price Payment Required: _____________________

Basic Subscription Right

I exercise		rights	x	0.35	=
	(no. of rights)			(ratio)		(no. of shares)

Therefore, I apply for		shares	x	$	=
	(no. of shares )			(subscription price)		(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right, and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege. If sufficient shares are available, subject to the Ownership Restrictions the Company will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of unsubscribed shares, the Company will allocate the unsubscribed shares pro rata among the shareholders exercising the over-subscription privilege in porportion to the number of shares of Sussex common stock that such holders have agreed to purchase by exercising the basic subscription rights, subject to the subscription limitations described in the Prospectus.

Accordingly, my maximum Over-Subscription Privilege is:

1,198,300	-		=	Shares
(total offered shares)		(total no. of shares subscribed for above)		(maximum unsubscribed shares)

Therefore, I apply for:

	x $	=	$
(no. of your over-subscription shares subscribed for)	(subscription price)		(additional amount enclosed)

Total Payment Required = $______________   (Basic Subscription Right and Over-Subscription Privilege).

Box 3. ☐ Payment in the following amount is enclosed.

$
(The total of the above must equal the Total Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares indicated above upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, the exercise will be invalid.

Name of Beneficial Owner(s):

Signature of Beneficial Owner(s):

If you arc signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: